1 STRICTLY PRIVATE AND CONFIDENTIAL Dated: 17 February 2025 GXO LOGISTICS UK LIMITED and MALCOLM WILSON SETTLEMENT AGREEMENT GQ|Littler 125 Wood Street London EC2V 7AN Tel: 0203 375 0330 gqlittler.com Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 2 Settlement Agreement THIS AGREEMENT is made on 17 February 2025 BETWEEN: 1 GXO Logistics UK Limited (No. SC037270), a company incorporated in England and Wales and having its registered office at Building 1 9 Haymarket Square, Edinburgh, Scotland, EH3 8RY (the “Employer”), which also has an office at 180 Great Portland Street, London, W1W 5QZ; and 2 MALCOLM WILSON of 47 Petitor Road St Marychurch Torquay TQ1 4QF United Kingdom (the “Employee”). IT IS AGREED THAT: 1. DEFINITIONS “Additional Benefits” means (i) the Discretionary Bonus, and (ii) all beneficial entitlements provided for in clause 4.3 of this Agreement; “Adviser” means Nicholas Hadaway of Lewis Silkin LLP, who is a relevant independent adviser for the purposes of section 203 of the Employment Rights Act 1996; “Compensation Payment” has the meaning given to it in clause 5.1; “Confidential Information” has the same meaning as set out in the Service Agreement; “Copies” means copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information; “Employment” means the Employee’s period of continuous employment with the Employer and/or any Group Company, which commenced on 1 April 2006; “First Payment Date” means a date within 28 days following the latest of: (a) the Termination Date; and (b) receipt by the Employer of: (i) a copy of this Agreement signed by the Employee; (ii) a certificate signed by the Adviser in the form of Schedule 2; and (iii) a copy of this Agreement re-executed by the Employee and a second certificate signed by the Adviser in the form of Schedule 2 as contemplated by clause 7.2; (iv) if applicable, a resignation letter signed by the Employee as contemplated by clause 7.1.5; “First Signing Date” has the meaning given to it in clause 7.2; “Garden Leave” has the meaning given to it in clause 3.1; Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 3 “Group Company” means the Employer and any group undertaking (as such term is defined in section 1161(5) of the Companies Act 2006) of the Employer in any jurisdiction from time to time and includes, for the avoidance of any doubt, GXO Logistics, Inc.; “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003 as amended or replaced from time to time; “Material” means a significant and substantial actual or reasonably possible impact, whether fiscal or otherwise (and “Materially” shall be construed accordingly); “Notification Date” means 3 December, 2024; “Released Party” means the Employer and any Group Company and any of its or their current or former shareholders, employees, officers, directors and workers; “Relevant Claims” means the claims which the Employee considers that they have or may have against any Released Party, which are set out in Part A of Schedule 1; “Second Signing Date” has the meaning given to it in clause 7.2; “Service Agreement” means the terms and conditions on which the Employee was employed by the Employer (previously known as XPO Supply Chain UK Limited) and/or a Group Company, including the employment agreement, dated 14 May 2021 (as may have been amended, from time to time); “Statutory Claims” means any claim against any Released Party set out in Part B of Schedule 1; “Termination Date” means 3 December 2025, unless brought forward by the Employer as provided herein (in which case any reference to the Termination Date shall be deemed revised accordingly); and “United States Waiver of Claims” means any claim against any Released Party set out in Part C of Schedule 1. 2. TERMINATION OF EMPLOYMENT 2.1. The Employment and the Service Agreement (except for those terms stated either in the Service Agreement or in this Agreement to continue beyond termination of the Service Agreement) shall terminate on the Termination Date by reason of retirement from the Employee’s role, as mutually agreed. 2.2. The Employer reserves the right to, in its sole discretion, bring forward the Employee’s Termination Date by giving at least 14 days’ prior notice to him, and to convert the remaining notice period into a payment in lieu of notice of a sum equivalent to the salary, any car allowance and pension contributions, to which the Employee would otherwise have been entitled in respect of the outstanding period of contractual notice pursuant to clause 21.1 of the Service Agreement (“Notice Pay”), to be paid within 28 days thereafter. The Termination Date shall be no earlier than 15 August 2025 (subject always to the Employer’s right to dismiss the Employee sooner than such date in the event of the Employee’s gross misconduct or other repudiatory breach of contract), and Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 4 the Employee may be placed on Garden Leave for some of his notice period prior to that date (as dealt with elsewhere in this Agreement). 2.3. If the Employee’s employment terminates on the 3 December 2025, the Employee will have completed the period of notice to which they are entitled under the Service Agreement. The parties therefore agree that in that case the Employee’s post- employment notice period and pay (“PEN Pay”) calculated in accordance with sections 402E(5) and 402D(1) of ITEPA will be nil. If the Termination Date is any date prior to 3 December 2025 (pursuant to clause 2.2 above), then any payments made to the Employee may accordingly be subject to a PEN Pay tax deduction, which will be determined at the relevant time. 2.4. Subject to the terms of this Agreement, and to the extent not already paid or provided, the Employer shall: 2.4.1. continue to pay the Employee’s basic salary and car allowance accrued up to and including the Termination Date in the usual way; 2.4.2. continue to provide to the Employee his pension, medical and other usual employment benefits in the usual way up to and including the Termination Date (save to the extent otherwise dealt with herein); 2.4.3. pay to the Employee any accrued but untaken holiday up to and including the Termination Date, on the First Payment Date (it being agreed that, as at the date of this Agreement, the Employee has a total of 15 days of holiday carried over into 2025 from the 2024 holiday year); and 2.4.4. reimburse to the Employee, any incurred but unpaid expenses properly incurred before the Termination Date in accordance with the terms of the Employer’s expenses policy provided that the relevant expenses are submitted and approved prior to the Second Signing Date and which shall be paid in accordance with the Employer’s usual payment practices. 2.5. All of the payments referred to in clause 2.4 (except for the payment set out in clause 2.4.4) will be made subject to any necessary deductions for income tax, employee National Insurance contributions and as otherwise required by law. 3. GARDEN LEAVE 3.1. During the period up to the Termination Date (“Garden Leave”), the Employer has placed or may place the Employee on Garden Leave, and the Employee shall be subject to the terms provided for such leave as are set out in clause 20.2 of the Service Agreement (save that it is agreed that in such circumstances the Employee shall be permitted to maintain social contact with employees of the Company unrelated to GXO matters, notwithstanding clause 20.2.5 of the Service Agreement). 3.2. Notwithstanding clause 3.1, the Employer may at its discretion require the Employee to perform duties (that could be required under the Service Agreement) at any time during Garden Leave, including to provide a seamless transition to his successor, which duties may be withdrawn at any time at the Employer's discretion. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 5 3.3 The Employee shall notify the Employer of any offers that are made to him during his Garden Leave period (whether in writing or otherwise). 4. REMUNERATION ETC DURING NOTICE PERIOD 4.1. For the avoidance of any doubt, the Employee will not receive any increase in his remuneration (basic salary or car allowance), nor any further equity or long-term incentive awards following the Notification Date. The Employee is also not entitled to receive any bonus or other incentive payment from any source (as set out in clause 7.2.4 of his Service Agreement), save to the extent expressly provided for in this Agreement. 4.2. Notwithstanding clause 4.1, subject to and conditional upon the Employee Materially complying with the terms of this Agreement, in its sole discretion the Employer will consider the Employee for a discretionary bonus payment in respect of him providing a satisfactory transition of his duties to his successor (the “Discretionary Bonus”). Any such Discretionary Bonus will be subject to any necessary deductions for income tax, National Insurance contributions and as otherwise required by law in accordance with the Employer’s usual payroll practices. 4.3. In relation to any grant awarded to the Employee pursuant to any Group Company equity incentive plan: 4.3.1. the Employee will be eligible to receive (i) accelerated vesting of a pro-rated number of GXO Logistics, Inc. service-based restricted stock units (“RSUs”), and (ii) at the end of each applicable performance period, a pro-rated number of GXO Logistics, Inc. performance-based restricted stock units (“PSUs”), which are earned based on actual performance (since actual performance of the PSUs cannot yet be determined, the number of PSUs that will vest and settle cannot be determined as at the First Signing Date); 4.3.2. for the avoidance of doubt, the pro-ration calculations in relation to both RSUs and PSUs will be applied as stipulated in each respective agreement, with the end date for each pro-ration being the Termination Date; 4.3.3. additionally, a number of shares received by the Employee on settlement of the RSUs and PSUs (net of applicable tax and national insurance deductions) with an aggregate value equal to $1,000,000 (based on the closing price of GXO Logistics, Inc. common stock on the New York Stock Exchange on the Notification Date) will be subject to a lock-up on sales, offers, pledges, as well as any other transfers or dispositions, whether directly or indirectly, up to and including 3 December 2026; and 4.3.4. to the extent that any provision in this clause 4.3 may affect the rights or obligations of any third party, then for the avoidance of doubt that third party may rely on and enforce that provision pursuant to the Contracts (Rights of Third Parties) Act 1999. In the unlikely event the Contracts (Rights of Third Parties) Act 1999 does not apply, the Employer shall be entitled to rely on and enforce such provision as trustee for the relevant third party beneficiary. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 6 5. COMPENSATION PAYMENT 5.1. Subject to and conditional on: 5.1.1. Material compliance with the terms set out in this Agreement; 5.1.2. the conditions in clause 7 below being Materially fulfilled by the Employee (or waived by the Employer); and 5.1.3. the warranties, undertakings and representations set out in clause 8 being true, accurate and not misleading; the Employer agrees to pay to the Employee a sum of USD $5,860,000 (subject to applicable tax withholdings and deductions) (the “Compensation Payment”), which shall include: (a) a payment of $2,860,000 (“Severance Payment”), which represents all severance payments due under the GXO Logistics, Inc Severance Plan (“Severance Plan”), which includes: (i) $1,540,000 of the Severance Payment will be paid (subject to Material compliance with the terms of this Agreement) as soon as is practicable in accordance with normal payroll practices; and (ii) up to $1,320,000 of the Severance Payment may be paid as salary continuation payments as contemplated by the Severance Plan, through no later than the 18-month anniversary of the Termination Date (and which is subject at all times to an offset in respect of any compensation earned by the Employee from any other work during the 18-month period, as contemplated by section 5.1 of the Severance Plan); and (b) an additional ex gratia payment of $3,000,000 (less the Loss of Office Payment, as defined in clause 5.6 below), which will be paid as follows: (i) a first instalment of $250,000 less the Loss of Office Payment, to be paid on or before the date falling three months after the Termination Date; and (ii) the remaining $2,750,000 to be paid in equal instalments quarterly in arrears, the first such instalment to be paid on or before the date falling six months after the Termination Date; in the case of each of the said instalments, payment thereof is subject to the condition precedent that the Employee has not engaged in any activities in Competition with the Company or any Group Company in the relevant quarter preceding the relevant payment date (and, in the event that the Employee has so engaged in said Competition, any instalments made to the Employee in the preceding 12 months shall be immediately repayable on an after-tax basis and recoverable as a debt due without further notice, and the Employee shall not be entitled to any future instalments). For these purposes, “Competition” shall have the same meaning (as described at clause 16.2.2 of the Service Agreement) (mutatis mutandis) save that a. the words “for a period of 12 months from the Termination Date” shall be deemed deleted from clause 16.2.2 of the Service Agreement; and Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 7 b. to the extent it is not otherwise already included in clause 16.2.2 of the Service Agreement, the concept of “Competition” for the purposes of this clause 5.1(b) will include any potential or proposed business activities or opportunities that were being considered or planned by the Company or the Group (even if not actively undertaken by them) and in respect of which the Employee was materially engaged or involved in the planning or consideration thereof, or for which the Employee was responsible, or in respect of which the Employee possessed any Confidential Information (in each case during the last 12 months prior to the Termination Date). (c) The Employee acknowledges and agrees that the payments set out in clauses 5.1.3 (b)(ii) and (iii) above are inclusive of any sums the Employee may be entitled to in respect of the restrictive covenants set out in the letter dated 28 April 2015 between Norbert Dentressangle SA, Norbert Dentressangle Logistics UK Limited and the Employee (the “Letter”) and is in full and final satisfaction of any amounts he could otherwise claim thereunder. (d) The Employee acknowledges and agrees that the total of the sums set out in clauses 5.1.3 (a) and (b) above is greater than any sum he otherwise would have received pursuant to the terms of the Severance Plan, and is in full and final satisfaction of any amounts he otherwise could claim thereunder. 5.2. The Compensation Payment will be paid in addition to any Notice Pay payable pursuant to clause 2.2 above. All amounts are subject to applicable tax withholdings and deductions. 5.3. Although no admission of liability for such compensation or award is made, the Compensation Payment shall be treated as an advance payment for any compensation that may be awarded to the Employee by an Employment Tribunal, the County Court, the High Court or any other court or tribunal, except insofar as it has been repaid to the Employer under clause 6.5. 5.4. In the event that the Employee receives an overpayment in the Employee’s final salary payment, the Employee authorises the Employer to deduct such overpayment from the Compensation Payment or other sums due to the Employee, provided that the Employee is notified of such deduction. 5.5. The Compensation Payment shall be paid less such deductions as the Employer may be required to make (including income tax, National Insurance contributions and as otherwise required by law in accordance with the Employer’s usual payroll practices). In this regard, the parties consider that: 5.5.1. £30,000 of the Compensation Payment (the Loss of Office Payment) shall not be subject to tax, as a termination award under the threshold within the meaning of sections 402A(1) and 403 of ITEPA although the Employer gives no warranty in this respect; and 5.5.2. the balance of the Compensation Payment will be taxable as a termination award exceeding the threshold within the meaning of sections 402A(1) and 403 of ITEPA. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 8 5.6 The Employer will also pay to the Employee the sum of £30,000, as compensation for the loss of office and termination of the Employment. Any such payment may be made as an ex-gratia payment for loss of office and shall receive beneficial tax treatment under UK law (the “Loss of Office Payment”), and shall be paid within 30 days of the Termination Date; 5.7 Save as set out in this Section 5.7 below, the provision of all benefits will cease on the Termination Date. In addition to the payments described in Section 5.1 of this Agreement and subject to the terms and conditions of any relevant policies as amended from time to time: 5.7.1 the Employer will continue to provide the Employee and his family with private medical insurance and dental coverage for a period of 18 months following the Termination Date; such coverage shall be provided at a level no less favourable than that provided to the Employee and his family prior to the Termination Date save in circumstances where there is a general change in coverage for other comparable staff (in which case the Employee’s coverage shall change accordingly); 5.7.2 if he is already a participating member, the Employer also will provide ongoing coverage to the Employee under the Nuffield plan for a period of 18 months following the Termination Date; 5.7.3 the Employer will arrange for the Employee to receive the benefit of an executive outplacement consultancy (being the Executive 12-month programme provided by “Right Management”) for a maximum period of 12 months from initiating the service (provided it is initiated within 3 months following the Employee’s Termination Date); and 5.7.4 to the extent it is applicable and provided in the relevant policy terms (and for however long it continues to apply pursuant to the said policy), the Employee will continue to remain covered pursuant to the terms of any Employer’s Directors’ & Officers’ Insurance policy for acts or omissions that occur during the Employee’s employment with the Employer (and it is confirmed that, to the extent not so covered, the Employee shall continue to be indemnified by the Employer or relevant Group Company to the maximum extent permitted by law but excluding at all times in relation to any fraud, deliberate misconduct or criminal activity (or any allegations in respect of any of the foregoing) of the Employee). For the avoidance of doubt, the continued private medical insurance and dental coverage described in this Section 5.6.1 shall satisfy the requirement under Section 3.1(d) of the Severance Plan. 5.8 The Employee agrees that they are responsible for and will keep the Employer indemnified in respect of the payment of all income tax and all employee’s National Insurance and social security contributions (in the United Kingdom or elsewhere) in respect of any payments or benefits received by the Employee during the course of or in connection with the Employment and the payments and benefits provided under this Agreement (to the extent that tax and employee National Insurance contributions have not already been deducted by the Employer on behalf of the Employee from such sums) together with any reasonable costs, fines and expenses, penalties and interest Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 9 which the Employer may incur in respect of such payments (save to the extent incurred as a result of the Employer’s default). The Employer will (as soon as is reasonably practicable following receipt by the Employer of a request or demand for payment of tax from the relevant tax authority) inform the Employee of such demand or request and will give the Employee the opportunity to make comments to such tax authority (provided that nothing in this clause shall prevent the Employer from complying with its legal obligations with regard to HM Revenue and Customs or other competent body). 6 EMPLOYEE’S OBLIGATIONS AND SETTLEMENT 6.1 The Employee accepts the payments and benefits in this Agreement (including, for the avoidance of doubt, any such payments or benefits set out in clause 4 above) in full and final settlement of and agrees to waive: 6.1.1 the Relevant Claims; 6.1.2 any other Statutory Claims (each of which is waived by this clause); 6.1.3 the United States Waiver of Claims; and 6.1.4 any other claims, complaints, rights of action or proceedings of any kind whatever, whether under common law, statute or any other source, including (but not limited to) breach of contract, howsoever or wherever arising (whether under the law of England and Wales, the United States of America, Connecticut or North Carolina or any other state thereof, or any other law of any other jurisdiction), which the Employee has or may have now or in the future, or have brought or may bring against any Released Party arising (directly or indirectly) out of or in connection with the Employment and/or its termination, and/or any offices and/or the termination of any offices. 6.2 The waiver in clause 6.1 shall have effect irrespective of whether or not, at the date of this Agreement, the parties are or could be aware of such claims or have such claims, including but not limited to the circumstances giving rise to them, in their express contemplation (including such claims of which the parties become aware after the First Signing Date in whole or in part as a result of new legislation or the development of common law or equity). 6.3 The waiver in clause 6.1 shall not apply to the following: 6.3.1 any claim for compensation for personal injury which the Employee is not (and could not reasonably be expected to be) aware of (other than claims under discrimination legislation); 6.3.2 any claim in respect of accrued pension rights under the express rules of the Employee’s occupational pension scheme, other than pension loss arising out of the termination of Employment; or Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 10 6.3.3 any claim to enforce the terms of this Agreement or the terms of the Option Award Agreement under the GXO Logistics, Inc. 2021 Omnibus Incentive Compensation Plan (previously known as the XPO Logistics Inc 2016 Omnibus Incentive Compensation Plan), originally dated as of 7 June 2021 between XPO Logistics, Inc. and the Employee. 6.4 The Employee agrees not to bring, pursue or continue to pursue any claim or proceedings against any Released Party, and not to make an application for early conciliation to the Advisory Conciliation and Arbitration Services, in relation to the Relevant Claims, any other Statutory Claims, the United States Waiver of Claims or any other claim as set out in clause 6.1. 6.5 The Employee agrees that if they bring, pursue or continue to pursue any claim or proceedings against any Released Party that include any claim or claims of a kind set out in clause 6.1, without prejudice to any other remedy the Employer may have, the Employee will repay to the Employer (on demand) that part of the Compensation Payment which is equal to the losses incurred by the Employer as a result of such breach (or if the losses to the Employer exceed the payments made, the entire amount), and that it will be recoverable as a debt, together with all costs reasonably incurred by the Employer in recovering the Compensation Payment and/or in relation to such claim or proceedings, including legal fees. If the sum claimed or (if the sum is not specified) likely to be awarded or (where the sum cannot be determined) actually awarded to the Employee as a result of such claim or proceedings is less than the Compensation Payment, the Employer may only recover a part of the Compensation Payment that represents the value of the sum claimed, likely to be awarded or actually awarded and all costs incurred by the Employer in recovering that part of the Compensation Payment and defending the claim/proceedings. 6.6 The Employee agrees that the parties are entering into this Agreement on the understanding and belief that it satisfies the conditions for regulating settlement agreements and compromise agreements as required by the legislation set out in clause 11 below. However, if the Employee challenges the validity of this Agreement the Employee warrants and agrees they will repay to the Employer a sum equivalent to the Compensation Payment within seven days of initiating that challenge. 6.7 The Employer confirms, on behalf of itself and each Group Company, that as at the date of this Agreement it is not aware of any fact or matter which may give rise to a claim against the Employee by the Employer or any Group Company. 7 CONDITIONS 7.1 The Compensation Payment and any other payments and Additional Benefits provided under this Agreement are subject to and conditional on, within one week of the Termination Date, or earlier upon reasonable request by the Employer, the Employee’s Material compliance with the following: 7.1.1 returning to the Employer: (i) all Confidential Information and Copies; Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 11 (ii) all property in his possession or control belonging to or leased by any Group Company, including (but not limited to) keys, mobile telephone, computers, mobile device, security passes, identity badge and books, save that: a. the Employee’s company mobile phone and two desktop computers currently used by him will be presented to the Employer within one week prior to the Termination Date so that it can confirm the devices no longer retain any Company Data (as that term is used in clause 7.1.2 below), or remove any such Company Data if they do; b. subject to (a) above and the relevant devices no longer containing any Company Data, ownership of the said devices shall be transferred to the Employee with effect from one week following the Termination Date, and it is further confirmed that the Employer will provide a PAC number to the Employee to transfer to the Employee his mobile phone number; and c. in respect of any device/s so transferred, the Employee shall be solely responsible for any tax incurred in respect of the said transfer; and (iii) all documents and copies (whether written, printed, electronic, recorded or otherwise and wherever located) made, compiled or acquired by the Employee during the Employment with the Employer and relating to the business or affairs of any Group Company or their business contacts including (but not limited to) client/customer lists, correspondence and documents (including copies), which the Employee has in their possession or which is under the Employee’s control; 7.1.2 irretrievably (to the extent technically practicable) deleting from any computer or other equipment not belonging to or leased by any Group Company in the Employee’s possession or under their control any information relating to the business or affairs of any Group Company including (but not limited to) any Confidential Information and Copies including such data and any software which is licensed to any Group Company and such systems and data storage service provided by third parties (“Company Data”); 7.1.3 informing the Employer on request of any passwords or other encryption used by the Employee on devices which are the property of any Group Company (including any device/s presented to the Employer pursuant to clause 7.1.1(ii)a above); 7.1.4 if requested to do so, providing a signed statement that the Employee has complied fully with their obligations under clauses 7.1.1, 7.1.2 and 7.1.3 and the Employee providing such reasonable evidence of compliance as may be required; and 7.1.5 if requested to do so, delivering to the Employer a signed letter of resignation from any directorships and other employments and offices which the Employee may hold in any Group Company in the form of Schedule 3 (as also referred to in clause 23 of the Service Agreement) and, at the request of the Employer, doing any act necessary and/or executing any documents to effect the Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 12 Employee’s removal from any office held in relation to or in connection with the Employment. 7.2 It is a condition of this Agreement and payment of the Compensation Payment and provision of the Additional Benefits that this Agreement is executed by the Employee and a letter in the form of Schedule 2 is signed by the Adviser both on or immediately after the date on which the terms of this Agreement are agreed (the “First Signing Date”) and on or within one week of the Termination Date (the “Second Signing Date”) with such amendments to Schedule 1 as is strictly necessary to ensure that the waiver of claims in this agreement remains effective by reference to the facts and circumstances then subsisting. 8 EMPLOYEE’S WARRANTIES 8.1 The Employee acknowledges that the Employer enters into this Agreement in reliance on the warranties, undertakings and representations set out in this clause 8.1 which are true, accurate and not misleading as at the First Signing Date and shall be repeated by the Employee as true, accurate and not misleading as at the Second Signing Date by reference to the facts and circumstances then subsisting. The Employee warrants, undertakes and represents that: 8.1.1 before signing this Agreement and again on re-signing this Agreement, the Employee: (i) has discussed the Employment and its termination with the Adviser and has given to the Adviser all relevant facts, circumstances, and information to allow the Adviser to advise on the Employee’s rights and potential claims against any Released Party (insofar as they arise under English law), in particular in relation to Statutory Claims; (ii) has received independent legal advice from the Adviser as to the terms and effect of this Agreement (insofar as it affects his rights under English law) and, in particular: a. its effect on the Employee’s ability to pursue their rights before an Employment Tribunal; and b. the effect of the confidentiality provisions in clause 9 together with the exceptions set out in clause 10; and (iii) shall procure that the Adviser supplies to the Employer a certificate in the form attached at Schedule 2 of this Agreement; 8.1.2 the Adviser is a solicitor of the Senior Courts of England and Wales who holds a current practising certificate and that there is in force a policy of insurance covering the risk of a claim by the Employee in respect of any loss arising in consequence of their advice; 8.1.3 the Employee has not issued any proceedings against any Released Party; Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 13 8.1.4 the only claims the Employee has or may have against any Released Party (whether now or in the future) in relation to the Employment or its termination are the Relevant Claims; 8.1.5 the Employee is not aware of any facts or circumstances that may give rise to any claim by him against any Released Party other than the Relevant Claims; 8.1.6 the Employee is not aware of any matter which is not known to the Employer which if known would entitle the Employer to terminate the Employee’s employment without notice and without compensation; and 8.1.7 there are no circumstances that are known to the Employee or which should reasonably be known to the Employee which might give rise to a claim by the Employee against any Released Party for personal injury or in relation to accrued pension rights. 8.2 The Employee agrees and confirms that except for the payments and benefits expressly provided for in this Agreement, no other payments, sum or benefits including, without limitation, any bonus, incentive or commission, any relevant contributions to the Employee’s pension scheme, in respect of any period are due or may become due to the Employee from the Employer or any Group Company. 8.3 Notwithstanding the terms of this Agreement, if at any time, whether before or after the Termination Date or the First Signing Date, the Employee is found to have breached the terms of the Employment to the extent that the Employer is or would have been entitled to terminate the Employment without notice or payment in lieu of notice: 8.3.1 the Employer shall not be obliged to pay the Compensation Payment nor provide any Additional Benefits as set out in this Agreement; and 8.3.2 in the event that the Employment is terminated prior to the Termination Date with or without notice, then the Employer shall also not be obliged to continue to pay the salary and/or provide any other benefits as set out in this Agreement or otherwise beyond the date on which the Employment is terminated. 9 CONFIDENTIALITY, COMMUNICATIONS AND SOCIAL MEDIA 9.1 All of the provisions of this clause 9 are subject to clause 10 below. For the avoidance of doubt, nothing in this Agreement shall prevent disclosures expressly permitted by clause 9.3 below. 9.2 The Employee enters into and agrees to be bound by the warranties, undertakings and representations in this clause 9. 9.3 The Employee acknowledges that as a result of the Employment the Employee has had access to Confidential Information. Without prejudice to the Employee’s common law, fiduciary or other contractual duties (as applicable), the Employee shall not at any time whether before or after the Termination Date and whether for their own benefit or for the benefit of any third party, except in the proper course of undertaking his duties to the Employer or any Group Company: 9.3.1 use any Confidential Information; Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 14 9.3.2 make or use any Copies; or 9.3.3 disclose any Confidential Information to any person, company or other organisation whatsoever. 9.4 Save to the extent that the circumstances surrounding the termination of the Employment have already been disclosed, the Employee confirms that they have kept and agree to keep the fact, matter and terms of this Agreement and the circumstances leading up to and surrounding the termination of the Employment confidential and shall not disclose them to any person. For the avoidance of doubt the Employee has a right to retain a copy of this Agreement. 9.5 The parties acknowledge that the Employer has made the announcement in the form set out in Schedule 4 to this Agreement and, to the extent any further announcement is made to its staff and/or any third parties, such further announcement will be consistent with the terms set out therein, and shall not be in any way detrimental to the Employee. It is confirmed for the avoidance of doubt that, notwithstanding any provision to the contrary in this Agreement, the Employee may always respond to enquiries by colleagues and others in terms consistent with the announcement at Schedule 4. 9.6 The Employee will not (save in the proper performance of his duties) make, publish or issue or cause to be made, published or issued any adverse, disparaging, untrue or derogatory statements concerning the Employer, any Group Company, or any of their respective employees, officers, directors or workers. 9.7 Within two (2) days after the Termination Date (and/or earlier upon request, if the Employer appoints a successor to the Employee), the Employee will amend any social media profiles to reflect that he is no longer in his current role and/or is no longer employed by the Employer or any Group Company (as may be applicable). 10 EXCEPTIONS TO CONFIDENTIALITY AND COMMUNICATIONS RESTRICTIONS 10.1 Notwithstanding anything in clause 9 or otherwise to the contrary, nothing in this Agreement shall prevent the Employee or any other person from or penalise the Employee for: 10.1.1 in the Employee’s case, making a disclosure or comment that would otherwise be prohibited by clause 9.3, where appropriate, to the Employee’s immediate family provided that they agree to keep such information confidential; 10.1.2 making a “protected disclosure” within the meaning of Part 4A (Protected Disclosures) of the Employment Rights Act 1996; 10.1.3 making any disclosures permitted under section 17 of the Victim and Prisoners Act 2024; 10.1.4 disclosing information to any professional advisers, including legal, tax and/or medical professionals or counsellors where it is necessary to do so for the purposes of receiving professional advice and provided that such person is also bound by a duty of confidentiality (which remains unwaived); Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 15 10.1.5 reporting an offence or suspected offence to the police or any other applicable law enforcement agency and/or cooperating with the police or any other applicable law enforcement agency regarding a criminal investigation or prosecution; 10.1.6 reporting misconduct, wrongdoing or serious breach of regulatory requirements to any supervisory authority responsible for supervising or regulating the relevant matter in question and/or cooperating with any investigation by such supervisory authority (including giving evidence at a hearing); and/or 10.1.7 retaining documents appropriate for him to retain, such as (a) documents which are confidential to the Employer or any other Group Company but also personal to him, eg a copy of this agreement, his pay slips, and his Service Agreement), and (b) documents subject to his personal legal advice privilege; 10.1.8 making such disclosures as the Employee considers appropriate in communications with HMRC or any other governmental tax authority, or in response to reasonable enquiries by a prospective employer or other engager of his services; 10.1.9 making a disclosure for the purpose of exercising or defending the Employee’s legal rights; 10.1.10 making any other disclosure as required by law or regulation. 10.2 Nothing in this Agreement is intended to influence the substance of any report, disclosure or co-operation referred to in this clause 10. Further, the Employee hereby acknowledges and agrees that nothing in this Agreement nor the existence of this Agreement itself, has been used as a means of improperly threatening litigation against, or otherwise seeking improperly to influence, the Employee in order to prevent or deter or influence a proper disclosure as referred to herein. 11 CONDITIONS REGULATING SETTLEMENT AGREEMENTS The Employee acknowledges that the conditions relating to settlement agreements under section 147(3) of the Equality Act 2010, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58 of the Pensions Act 2008 have been satisfied. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 16 12 CONTINUATION OF OBLIGATIONS 12.1 The Employee agrees that he will, at the reasonable request of the Employer or any Group Company, cooperate and provide reasonable assistance to it or them in any internal investigation, or administrative, regulatory, quasi-judicial proceedings or any threatened or actual litigation concerning it or them where the Employee has in their possession or knowledge any facts or other matters which the Employer or any Group Company reasonably considers is relevant to such process or legal proceedings. The Employee acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing statements/affidavits, meeting with legal and other professional advisers, attending any legal hearing and giving evidence on the understanding that the Employer or any Group Company will pay the Employee’s reasonable expenses for which receipts and other supporting documents are provided to the reasonable satisfaction of the Employer and provided any expense is authorised in advance by the Employer. 12.2 The Employee shall continue to be bound by their obligations towards the Employer which are expressed to apply after the Termination Date including without limitation the Employee’s obligations under clauses 17 (Confidentiality), 18 (Intellectual Property Rights) and 16 (Restrictive Covenants) of the Service Agreement. The Employee will provide any new employer (or other person who the Employee will provide services to) with a copy of these provisions. 13 LEGAL FEES The Employer agrees to pay directly to the Employee’s solicitors a contribution towards the Employee’s legal fees for advice in respect of the termination of the Employee’s employment and on the terms of and effect of this Agreement up to a maximum of £22,689.50 +VAT within 28 days of receipt by the Employer of an invoice from the Adviser addressed to the Employee but marked payable by the Employer. 14 GENERAL 14.1 In this Agreement, unless the context otherwise requires: 14.1.1 words in the singular shall include the plural and in the plural shall include the singular; 14.1.2 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; 14.1.3 the headings in this Agreement are inserted for convenience only and shall not affect its construction; 14.1.4 a reference to a statute or statutory provision shall include a reference to any subordinate legislation made under the relevant statute or statutory provision and is a reference to that statute, provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced; Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 17 14.1.5 the Schedules shall form part of this Agreement, shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules; and 14.1.6 a reference to any regulator or other body includes a reference to any successor. 14.2 In the event any amount referred to in this Agreement needs to be converted into GBP£, then the conversion shall occur using the practice or procedure normally followed by the Employer as at the date of this Agreement (recognising that “practice or procedure” refers to the methodology for calculating the exchange rate, not the exchange rate itself, which will of course vary on a daily basis). 14.3 This Agreement is made without any admission of liability by the Employer or any Group Company. 14.4 This Agreement, although it may be marked “without prejudice and subject to contract” shall become binding upon the parties once it has been signed and dated by the Employee and on behalf of the Employer and upon completion of the Adviser’s certificate in the form attached at Schedule 2 of this Agreement (in each case on the First Signing Date). 14.5 This Agreement and any document referred to in it constitutes the entire agreement between the parties and any Group Company and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. 14.6 The Employee agrees that in entering into this Agreement the Employee does not rely on and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not expressly set out in this Agreement. The Employee waives any claim for innocent or negligent misrepresentation or negligent misstatement including in respect of any statement set out in this Agreement. Nothing in this Agreement shall, however, operate to limit or exclude any liability for fraud. 14.7 No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives). 14.8 This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same agreement. 14.9 The terms of this Agreement shall prevail over the terms of the Service Agreement where such terms in the Service Agreement conflict with this Agreement in any way. 14.10 If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 18 14.11 The Contracts (Rights of Third Parties) Act 1999 shall only apply to this Agreement in relation to any Group Company and/or any Released Party (save as set out expressly otherwise herein). No person other than the parties to this Agreement and any Group Company or Released Party shall have any rights under it and it will not be enforceable by any person other than those parties. 14.12 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England. 14.13 Each party irrevocably agrees that the courts of England shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 19 Schedule 1 Part A: Relevant Claims (i) for unfair dismissal, under section 111 of the Employment Rights Act 1996; (ii) for breach of contract or wrongful dismissal; (iii) for any bonus or other incentive payment, any benefit or award programme, and/or to any other benefit, payment or award the Employee may have received had their employment not terminated or for any compensation for the loss of any such benefit, payment or award, and/or any other entitlement to participate in the Employer’s or any Group Company’s incentive arrangements and/or for any loss arising out of the inability to exercise any share options granted to the Employee, including without limitation in respect of any equity or other long-term incentive scheme. Part B: Statutory Claims (i) in relation to the right to a written statement of reasons for dismissal, under section 93 of the Employment Rights Act 1996; (ii) for a statutory redundancy payment, under section 163 of the Employment Rights Act 1996; (iii) in relation to an unauthorised deduction from wages or unauthorised payment, under section 23 of the Employment Rights Act 1996; (iv) for unlawful detriment, under section 48 of the Employment Rights Act 1996 or section 56 of the Pensions Act 2008; (v) in relation to written employment particulars and itemised pay statements, under section 11 of the Employment Rights Act 1996; (vi) in relation to guarantee payments, under section 34 of the Employment Rights Act 1996; (vii) in relation to suspension from work, under section 70 of the Employment Rights Act 1996; (viii) in relation to parental rights, flexible working or carer’s leave, under sections 80, 80H and 80N of the Employment Rights Act 1996; (ix) in relation to time off work, under sections 51, 54, 57, 57B, 57ZC, 57ZF, 57ZH, 57ZM, 57ZQ, 60, 63, 63C of the Employment Rights Act 1996; (x) in relation to working time or holiday pay, under regulation 30 of the Working Time Regulations 1998; (xi) in relation to the national minimum wage, under sections 11, 18, 19D and 24 of the National Minimum Wage Act 1998; (xii) in relation to how and when tips must be dealt with or failure to make a payment of tips to an agency worker, under section 27K of the Employment Rights Act 1996; (xiii) for equality of terms under sections 120 and 127 of the Equality Act 2010; (xiv) for pregnancy or maternity discrimination, direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status, pregnancy or maternity or gender reassignment, or harassment of a sexual nature, under section 120 of the Equality Act 2010; (xv) for direct or indirect discrimination, harassment or victimisation related to race under Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 20 section 120 of the Equality Act 2010; (xvi) for direct or indirect discrimination, harassment or victimisation related to disability, discrimination arising from disability, or failure to make adjustments under section 120 of the Equality Act 2010; (xvii) for breach of obligations under the Protection of Harassment Act 1997; (xviii) for less favourable treatment on the grounds of part-time status, under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000; (xix) for less favourable treatment on the grounds of fixed-term status, under regulations 7 and 9 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002; (xx) for direct or indirect discrimination, harassment or victimisation related to religion or belief under section 120 of the Equality Act 2010; (xxi) for direct or indirect discrimination, harassment or victimisation related to sexual orientation, under section 120 of the Equality Act 2010; (xxii) for direct or indirect discrimination, harassment or victimisation related to age, under section 120 of the Equality Act 2010; (xxiii) under regulations 27 and 32 of the Transnational Information and Consultation etc. Regulations 1999; (xxiv) under regulations 29 and 33 of the Information and Consultation of Employees Regulations 2004; (xxv) under regulations 45 and 51 of the Companies (Cross-Border Mergers) Regulations 2007; (xxvi) under paragraphs 4 and 8 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; (xxvii) under sections 68A, 87, 137, 145A, 145B, 146, 168, 168A, 169, 170, 174, 189 (for failure to comply with a requirement of section 188A) and 192 of, and paragraph 156 of Schedule A1 to, of the Trade Union and Labour Relations (Consolidation) Act 1992; (xxviii) in relation to the obligations to elect appropriate representatives or any entitlement to compensation, under the Transfer of Undertakings (Protection of Employment) Regulations 2006; (xxix) for failure to comply with obligations under the Human Rights Act 1998; (xxx) for failure to comply with obligations under the Data Protection Act 1998, the Data Protection Act 2018, the General Data Protection Regulation (EU) 2016/679 (as it has effect in EU law), or the UK GDPR as defined in section 3(10) and section 205(4) of the Data Protection Act 2018; (xxxi) in relation to the right to be accompanied under sections 11 and 12 of the Employment Relations Act 1999; (xxxii) in relation to refusal of employment, refusal of employment agency services and detriment under regulations 5, 6 and 9 of the Employment Relations Act 1999 (Blacklists) Regulations 2010; (xxxiii) in relation to the right to request time off for study or training under section 63I of the Employment Rights Act 1996; (xxxiv) in relation to the right to equal treatment, access to collective facilities and amenities, Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 21 access to employment vacancies and the right not to be subjected to a detriment under regulations 5, 12, 13 and 17(2) of the Agency Workers Regulations 2010; (xxxv) arising as a consequence of the United Kingdom's membership of or withdrawal from the European Union, including but not limited to any claim arising under EU treaties or EU legislation as given effect in England and Wales until 11pm on 31 December 2020, and any claim under the European Union (Withdrawal) Act 2018, the European Union (Withdrawal Agreement) Act 2020 or the European Union (Future Relationship) Act 2020; and (xxxvi) arising under retained EU law or under assimilated law as defined in section 6(7) of the European Union (Withdrawal) Act 2018 before and after any amendment, extension or re-enactment. Part C: United States Waiver of Claims 1. The Employee acknowledges and agrees that, by signing this Agreement, the Employee releases the Released Party, on behalf of himself and all of his heirs, personal representatives and assigns, from all claims, including but not limited to, claims (i) for wrongful dismissal or termination of services; (ii) arising under federal (United States), state or local laws, statutes, orders or regulations that relate to the employment relationship and/or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act, Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, Executive Order 11246, and in each case any amendments thereto; (iii) under any other federal (United States), state or local statute or regulation; or (iv) based on contract, tort or common law, or for damages, including, without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief. To the maximum extent permitted by law, the Employee represents and warrants that he has not filed, commenced or participated in any way in any complaints, claims, actions or proceedings of any kind against the Released Party with any federal (United States), state or local court or any administrative, regulatory or arbitration agency or body, and agree not to file, commence or participate in any charge, claim or lawsuit asserting any claims that are released in this United States Waiver of Claims. The Employee further represents and warrants that he has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations and have done so if applicable, and he is not aware of any facts that would give rise to or state a claim that he has been subjected to sexual harassment or discrimination by any current or former employee, director or representative of the Company during his employment by the Company. 2. The Employee understands that the provisions of this United States Waiver of Claims are not intended to, and shall be interpreted in a manner that does not, limit or restrict him from exercising his legally protected whistleblower rights (including pursuant to Regulation 21F under the Securities Exchange Act of 1934, as amended) or from filing a charge of discrimination with the Equal Employment Opportunity Commission (the “EEOC”), or its equivalent state or local agencies, or otherwise participating in an administrative investigation; provided, however, that he waives any right to, and will not collect, any monetary recovery in connection with any action before the EEOC or any equivalent state or local agency relating to the Company or his employment at the Company. Nothing in this United States Waiver of Claims shall be construed to waive any right that is not subject to waiver by private agreement under federal (United States), state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits. In addition, nothing in this Release will be construed to affect any of the following claims, all rights in respect of which he reserves: (a) reimbursement of unreimbursed business expenses properly incurred prior Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 22 to the Employee’s termination date in accordance with the Company’s policy; (b) claims under the Agreement; (c) property and economic rights as an equityholder in the Company (including any rights the Employee has arising under operative documents applicable to him in such capacity); (d) any vested benefits to which he is entitled under any employee benefit plans or programs of the Company in which he participates; (e) any claim for unemployment compensation or workers’ compensation administered by a state government to which he is presently or may become entitled; and (f) the Employee’s rights to indemnification as an officer or director of the Company pursuant to the Company’s corporate organizational documents or applicable law, or his inclusion as a beneficiary of any director and officer insurance policy related to his service in such capacity during such period. 3. The Employee acknowledges that he has received and been given sufficient time to consider the terms of this Release and up to 21 days to consider this United States Waiver of Claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act after all revisions became final and that he understands its terms. 4. The Employee acknowledges that he (i) has been advised of the opportunity to seek the advice of legal counsel in this matter and to obtain counsel’s assistance in reviewing this Agreement, (ii) has entered into this United States Waiver of Claims on a knowing and voluntary basis and has been given adequate time to review this United States Waiver of Claims and to consider whether to sign it, (iii) agrees that the terms of this United States Waiver of Claims are binding upon the Employee, (iv) understands that by signing this United States Waiver of Claims, the Employee releases legal claims against the Released Party and waives certain rights to bring claims, and (v) freely and voluntarily consent to all terms of this United States Waiver of Claims with full understanding of what they mean. 5. The Employee understands that, for a period of seven days after he signs and delivers this Agreement to the Company, he has the right to revoke my release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act (together the “Age Claims”) by delivering written notice of revocation to the Company. The United States Waiver of Claims as it relates to the Age Claims shall not become effective or enforceable until after the seven- day revocation period has expired. The Employee understands and agrees that if he does not revoke this United States Waiver of Claims as to the Age Claims during the seven-day revocation period, this United States Waiver of Claims shall become effective, irrevocable and enforceable as to the Age Claims on the eighth day after the date on which he signed and delivered this Agreement. The Employees acknowledges that if his release of the Age Claims is deemed to be ineffective, such determination shall have no effect on the release of the remainder of the claims released by this United States Waiver of Claims or the Agreement, and his release of all other claims shall remain in full force and effect. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 23 Schedule 2 Adviser’s Certificate To be completed on the Adviser’s headed notepaper and again on Second Signing Date INDEPENDENT ADVISER I [NAME] of [NAME OF LAW FIRM] confirm that: 1. I am a relevant independent adviser for the purposes of the legislation referred to in clause 11 of the Settlement Agreement between [EMPLOYER] and [EMPLOYEE] (the “Employee”). 2. I have advised the Employee on the terms and effect of the Settlement Agreement under English law and, in particular: a. its effect on the Employee’s ability to pursue their rights before an Employment Tribunal; and b. the effect of the confidentiality provisions in clause 9 together with the exceptions set out in clause 10 of the Settlement Agreement. but save that and for the avoidance of doubt, I cannot and I have not advised in relation to the United States Waiver of Claims (including its impact under English law). 3. I gave the advice to the Employee as a relevant independent adviser within the meaning of the acts and regulations referred to in clause 11 of the Settlement Agreement. 4. At the time the advice was given, there was in force (and there remains in force) a policy of insurance or there was an indemnity provided for by members of a professional body covering any claim that might be brought by the Employee in respect of such advice. Name ………………………………………………………… Signature ………………………………………………………… Date ………………………………………………………… Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 24 Schedule 3 Template Director Resignation Letter [GXO to list out here the companies of which the Employee is a director] Dear Sirs I hereby resign with immediate effect without claim for compensation as a director of [insert company name] (the “Company”) and from all other offices which I hold with any Group Company. In this letter the term “Group Company” means the Company and any group undertaking (as such term is defined in section 1161(5) of the Companies Act 2006) of the Company in any jurisdiction from time to time. This letter is subject to English law and the jurisdiction of the English courts. Yours faithfully ……………………………………………………. Malcolm Wilson Date: Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 25 Schedule 4 Announcement Malcolm Wilson to Retire as CEO of GXO Logistics in 2025 GREENWICH, Conn, USA— Dec. 3, 2024 - GXO Logistics, Inc. (NYSE: GXO) today announced that Malcolm Wilson, chief executive officer, has informed the board of directors that he plans to retire in 2025. He will continue to lead the company during the executive search process for his successor. Brad Jacobs, chairman of the GXO Board of Directors, said, "Malcolm's countless contributions to GXO and its legacy parent XPO span nearly a decade. Under his leadership, GXO has added more than $3 billion of revenue and received global recognitions each year for innovation and workplace culture. Our incoming CEO will inherit a best-in-class management team and strong industry positioning, while Malcolm will embark on a well-deserved retirement. I fully support this decision and wish him all the best." Since being named CEO in August 2021, Mr. Wilson has led GXO's growth to 130,000 employees and more than 200 million square feet of facility space in the Americas, Europe and Asia Pacific. During his tenure, GXO has acquired Clipper Logistics and Wincanton among others; increased revenue from $7.9 billion in 2021 to $11 billion in the twelve months ended September 30, 2024; increased adjusted EBITDA from $633 million in 2021 to $757 million in the twelve months ended September 30, 2024; and achieved a return on invested capital of more than 30% per year. Malcolm Wilson said, "My time at GXO has been the highlight of my three decades in logistics. We have an outstanding organization that embraces new technologies, keeping us at the forefront of the industry. I'm grateful to the team and our customers for their support — and I look forward to working with the Board to ensure the company is in excellent hands." About GXO Logistics GXO Logistics, Inc. (NYSE: GXO) is the world's largest pure-play contract logistics provider and is capitalizing on the rapid growth of ecommerce and automation. GXO is committed to providing a world-class, diverse workplace for more than 130,000 team members in more than 970 facilities totaling approximately 200 million square feet. The company partners with the world's leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions. GXO is headquartered in Greenwich, Connecticut, USA. Visit GXO.com For more information and connect with GXO on Linkedin, X, Facebook, Instagram and YouTube. Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "plans,""continue,""will," or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. Unknown or unpredictable factors could cause actual events to differ materially from the forward-looking statements expressed herein. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT 26 EXECUTION: Signed ………………………………….. Dated ………………………………….. For and on behalf of the Employer Signed ………………………………….. Dated ………………………………….. By the Employee Re-executed and delivered as a Deed by the Employee on the Second Signing Date Signed as a deed by the Employee ………………………………….. Dated ………………………………….. Witnessed by: Witness’s Signature ………………………………….. Name of Witness ………………………………….. Address of Witness ………………………………….. ………………………………….. ………………………………….. Occupation of Witness ………………………………….. Docusign Envelope ID: CF182A08-E1F6-4C18-B86C-87358DD22955 17-Feb-25 | 5:04 PM GMT 17-Feb-25 | 6:01 PM GMT